FOLEY & LARDNER
                          A T T O R N E Y S  A T  L A W



                                 FIRSTAR CENTER
                            777 EAST WISCONSIN AVENUE
                         MILWAUKEE, WISCONSIN 53202-5367

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   MADISON                                                             BERLIN
   CHICAGO                  TELEPHONE (414) 271-2400                 BRUSSELS
   WASHINGTON, D.C.                                                   DRESDEN
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   ORLANDO                                                             LONDON
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                                                                       TAIPEI
                              WRITER'S DIRECT LINE



                                January 29, 1996


   Monitrend Mutual Fund
   272 Closter Dock Road
   Closter, New Jersey  07624

   Gentlemen:

             We have acted as counsel for you in connection with the preparation of an amended Registration Statement on Form N-1A relating to the sale by you of an indefinite amount of shares of beneficial interest, no par value, of the PIA Adjustable Rate Government Securities Series, Gaming and Leisure Series, Technology Series, Growth Series, Government Series, Gold Series and Growth & Income Series of Monitrend Mutual Fund in the manner set forth in the amended Registration Statement. In this connection, we have examined: (a) the amended Registration Statement on Form N-1A; (b) the Rule 24f-2 Notice for Monitrend Mutual Fund dated January 29, 1996; (c) Monitrend Mutual Fund's Declaration of Trust, as amended; (d) corporate proceedings relative to the authorization for issuance of shares of beneficial interest of the PIA Adjustable Rate Government Securities Series, Gaming and Leisure Series, Technology Series, Growth Series, Government Series, Gold Series and Growth & Income Series; and (e) such other proceedings, documents and records as we deemed necessary to enable us to render this opinion.

             Based on the foregoing, we are of the opinion that the shares of beneficial interest of the PIA Adjustable Rate Government Securities
   Series, Gaming and Leisure Series, Technology Series, Growth Series, Government Series, Gold Series and Growth & Income Series sold in the fiscal year ended November 30, 1995 in reliance upon registration pursuant to Rule 24f-2 under the Investment Company Act of 1940 and in the manner set forth in the amended Registration Statement were legally issued, fully paid and nonassessable. We have not examined the share register books of Monitrend Mutual Fund. In opining that the shares of beneficial interest sold in the fiscal year ended November 30, 1995 were fully paid, we have relied upon a certificate of an officer of Monitrend Mutual Fund's Administrator as to the consideration received for such shares.

             We hereby consent to the use of this opinion in connection with the filing of the Rule 24f-2 Notice for Monitrend Mutual Fund for its fiscal year ended November 30, 1995. In giving this consent, we do not admit that we are experts within the meaning of Section 11 of the Securities Act of 1933, as amended, or within the category of persons whose consent is required by Section 7 of said Act.

                                      Very truly yours,



                                      FOLEY & LARDNER